Exhibit 99.2

Modern Media Acquisition Corp. Announces Closing of Initial Public Offering

NEW YORK, May 17, 2017 /Business Wire/ — Modern Media Acquisition Corp. (NASDAQ:MMDMU) (the “Company”) today announced the completion of its initial public offering of 20,700,000 units, including 2,700,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds to the Company of $207,000,000. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with a target company. The Company intends to seek a target company with an enterprise value of approximately $500 million to $1.5 billion. The proceeds of the offering will be used to fund such business combination.

The Company’s units began trading on the NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “MMDMU” on May 12, 2017. Each unit consists of one share of the Company’s common stock, one right and one-half of one warrant. Each right entitles the holder thereof to receive one-tenth of one share of the Company’s common stock (without payment of additional consideration) upon the consummation of the Company’s initial business combination. Each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at $11.50 per share. The common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of the prospectus, unless Macquarie Capital allows earlier separate trading. Once the common stock, rights and warrants begin separate trading, they are expected to be listed on NASDAQ under the ticker symbols “MMDM,” “MMDMR” and “MMDMW,” respectively.

Macquarie Capital acted as sole bookrunner of the offering and EarlyBirdCapital, Inc., Cowen and Company, LLC and I-Bankers Securities, Inc. acted as co-managers of the offering.

A registration statement relating to these securities has been filed with and was declared effective by the Securities and Exchange Commission on May 11, 2017.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from Macquarie Capital, Attn: Syndicate Department, 125 West 55th Street, L-22, New York, New York 10019, telephone: 212-231-0440, or by emailing: MacquarieEquitySyndicateUSA@macquarie.com; EarlyBirdCapital, Inc., Attn: Jillian Carter, Syndicate Department, 366 Madison Avenue, 8th Floor, New York, New York 10017, telephone: 212-661-0200, or by emailing: jcarter@ebcap.com; Cowen and Company, LLC c/o Broadridge Financial Services., Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone: (631) 274-2806; and I-Bankers Securities, Inc., Attn: Chris Nash, 535 5th Avenue, 4th Floor, New York, New York 10017, telephone: 214-687-0020, or by emailing: Chris@ibsgroup.net.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements are statements other than historical fact, and may include statements regarding Modern Media Acquisition Corp.’s (“Modern Media” or the “Company”) expectations, beliefs, intentions or strategies regarding future actions or events, including the Company’s ability to acquire an operating company and thereafter successfully operate any acquired company and the Company’s ability to identify and effect a combination with a target with the desired enterprise value. The forward-looking statements contained in this press release are based on Modern Media’s current expectations and beliefs concerning potential future developments and events, and their potential effects on Modern Media. There can be no assurance that any such future developments or events affecting Modern Media will be those that it has anticipated. Forward-looking statements involve a number of risks, uncertainties (some of which are beyond Modern Media’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. Modern Media undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contact:

Lewis W. Dickey, Jr.

President and Chief Executive Officer

Modern Media Acquisition Corp.

ldickey@modernmediaco.com